Exhibit 99.1

Contact Information:

Investors:
Weight Watchers International, Inc.	Brainerd Communicators, Inc.
Lori Scherwin	Corey Kinger
Investor Relations	(212) 986-6667
(212) 589-2713

FOR IMMEDIATE RELEASE

WEIGHT WATCHERS ANNOUNCES SECOND QUARTER 2013 RESULTS AND

REVISES ITS FISCAL 2013 GUIDANCE

NEW YORK, N.Y., August 1, 2013 – Weight Watchers International, Inc. (NYSE: WTW) today announced its results for the second quarter of fiscal 2013 and revised its fiscal 2013 earnings guidance. Second quarter 2013 results include:

•	Global engagement, as measured by paid weeks, down 2.5% versus the prior year period

•	Operating margin improved 140bps to 33.1% despite a difficult top line environment, benefiting from our cost savings initiatives

•	On April 2, 2013, successfully completed a refinancing of $2.4 billion of its long-term debt

“Current business conditions are challenging,” commented Jim Chambers, the Company’s newly appointed CEO. “As an offset, we are making good progress with our cost savings agenda. We know there’s much more to be done to improve overall business performance. While I’m excited about the team’s plans for the January 2014 campaign, the 2013 recruitment weakness means that we’ll start 2014 with fewer active members and therefore a lower earnings base.”

Chambers added, “That said, I believe in our strategic potential and I am confident that we have the building blocks in place to enable a meaningful transformation over the next few years.”

Q2 2013 Consolidated Summary

	Net Income (in millions)			Fully Diluted EPS
	Three Months Ended			Three Months Ended
	June 29, 2013	June 30, 2012	% Change	June 29, 2013	June 30, 2012	% Change
Net Income / EPS	$64.9	$77.5	(16.2)%	$1.15	$1.36	(15.0)%

Adjustments
Early Extinguishment of Debt (after tax)	13.3	—		0.24	—

Adjusted Net Income / EPS	$78.3	$77.5	1.0%	$1.39	$1.36	2.5%

Note: Totals may not sum due to rounding.

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.

Second quarter 2013 net income was $64.9 million versus $77.5 million in the prior year period. Earnings per fully diluted share (EPS) for Q2 2013 were $1.15 versus $1.36 in the prior year period.

Net income and EPS for Q2 2013 were impacted by the write-off of fees associated with the Company’s recently reported debt refinancing in April 2013. This write-off resulted in a $21.7 million ($13.3 million after tax), or $0.24 per fully diluted share, early extinguishment of debt charge recorded in the second quarter of fiscal 2013. Excluding this early extinguishment of debt charge (after tax), net income was $78.3 million and EPS was $1.39 in Q2 2013. Foreign currency had a de minimis impact on EPS in Q2 2013.

Q2 2013 Global Results

	Three Months Ended			% Change Adjusted for
(in millions except percentages)	June 29, 2013	June 30, 2012	% Change	Constant Currency
Revenues	$465.1	$484.8	(4.0)%	(3.9)%

Operating Income	$154.0	$153.5	0.3%	0.3%

Total Paid Weeks	56.0	57.4	(2.5)%	N/A
Meeting Paid Weeks	24.2	27.0	(10.4)%	N/A
Online Paid Weeks	31.8	30.4	4.4%	N/A
Attendance	11.9	13.9	(14.7)%	N/A

Note: Totals may not sum due to rounding.

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.

Second quarter 2013 revenues decreased 3.9% on a constant currency basis versus the prior year period, resulting from lower revenues in the meetings business as it experienced weaker volumes globally, most notably in North America and the UK.

Q2 2013 total paid weeks were down 2.5% as compared to the prior year period. Online paid weeks increased 4.4% versus the prior year period, while meeting paid weeks declined 10.4% versus the prior year period.

Q2 2013 operating income increased 0.3% on a constant currency basis versus the prior year period. This increase in operating income was driven by lower marketing expense, primarily in the United States from the elimination of inefficient digital advertising and lack of a men’s campaign in Q2 2013.

Q2 2013 NACO Performance

	Three Months Ended			% Change Adjusted for
(in millions except percentages)	June 29, 2013	June 30, 2012	% Change	Constant Currency
Meeting Revenues	$193.6	$209.0	(7.4)%	(7.3)%

Meeting Paid Weeks	16.1	17.9	(10.0)%	N/A
Attendance	7.5	8.8	(14.5)%	N/A

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.

Second quarter 2013 meeting revenues for the North American meetings business (NACO) were down 7.3% on a constant currency basis versus the prior year period driven by lower enrollment volumes. Q2 2013 meeting paid weeks and attendance decreased 10.0% and 14.5%, respectively, versus the prior year period.

The Company completed three franchise acquisitions in the second half of fiscal 2012 (September through December 2012) as well as a fourth franchise acquisition in March 2013. Franchise acquisitions benefitted NACO meeting revenues by approximately 2.2% in the second quarter of 2013.

Q2 2013 International Performance

	Three Months Ended			% Change Adjusted for
(in millions except percentages)	June 29, 2013	June 30, 2012	% Change	Constant Currency
International Meeting Revenues	$94.9	$104.0	(8.8)%	(8.6)%
UK Meeting Revenues	$32.5	$39.9	(18.5)%	(16.0)%
CE Meeting Revenues	$51.0	$50.6	0.9%	(0.9)%

International Meeting Paid Weeks	8.1	9.1	(11.2)%	N/A
UK Meeting Paid Weeks	3.7	4.6	(19.0)%	N/A
CE Meeting Paid Weeks	3.6	3.7	(1.6)%	N/A

International Attendance	4.4	5.1	(14.8)%	N/A
UK Attendance	2.1	2.7	(20.3)%	N/A
CE Attendance	1.9	2.0	(6.7)%	N/A

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.

Second quarter 2013 International meeting revenues were down 8.6% on a constant currency basis versus the prior year period, primarily driven by lower revenues in the United Kingdom (UK).

•

UK: Second quarter 2013 UK meeting revenues decreased 16.0% on a constant currency basis versus the prior year period. Q2 2013 results were negatively impacted by a difficult competitive climate. Q2 2013 paid weeks declined 19.0% versus the prior year period.

•

CE: Second quarter 2013 Continental Europe (CE) meeting revenues decreased 0.9% on a constant currency basis versus the prior year period, while paid weeks declined 1.6% versus the prior year period. The declines in revenues and volumes in the quarter were driven by cycling against the successful launch of the new program and new advertising campaigns in the prior year period.

Q2 2013 WeightWatchers.com Performance

	Three Months Ended			% Change Adjusted for
(in millions except percentages and as noted)	June 29, 2013	June 30, 2012	% Change	Constant Currency
Internet Revenues	$144.5	$135.6	6.6%	6.6%

Online Paid Weeks	31.8	30.4	4.4%	N/A
End of Period Active Online Subscribers (in thousands)	2,292.1	2,259.6	1.4%	N/A

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.

Second quarter 2013 Internet revenues grew 6.6% on a constant currency basis versus the prior year period. This growth in Internet revenues was a deceleration from the period-over-period increase of 10.9% experienced in Q1 2013. This deceleration was driven by declining sign-ups in the US business which continued through the quarter, as the commercial weight loss category continued to be impacted by increasing consumer trial of activity monitors and free apps. Sign-up performance in our Continental European market remained strong in Q2 2013. Online paid weeks were up 4.4%, and end of period active Online subscribers were up 1.4%, versus Q2 2012.

First Half 2013 Summary

	Net Income (in millions)			Fully Diluted EPS
	Six Months Ended			Six Months Ended
	June 29, 2013	June 30, 2012	% Change	June 29, 2013	June 30, 2012	% Change
Net Income / EPS	$113.7	$132.1	(13.9)%	$2.02	$2.01	0.4%

Adjustments
Early Extinguishment of Debt (after tax)	13.3	—		0.24	—

Adjusted Net Income / EPS	$127.0	$132.1	(3.8)%	$2.26	$2.01	12.2%

Note: Totals may not sum due to rounding.

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.

First half fiscal 2013 net income was $113.7 million versus $132.1 million in the prior year period. EPS for the first half of fiscal 2013 was $2.02 versus $2.01 in the prior year period.

Net income and EPS for the first half of fiscal 2013 were impacted by a $21.7 million ($13.3 million after tax), or $0.24 per fully diluted share, early extinguishment of debt charge recorded in the second quarter of fiscal 2013 resulting from the Company’s previously announced recent debt refinancing. Excluding this early extinguishment of debt charge (after tax), net income was $127.0 million and EPS was $2.26 in Q2 2013.

EPS in the first half of fiscal 2013 continued to benefit from the completion of the Company’s previously disclosed tender offer and related stock repurchase transaction that took place in March and April 2012, respectively. Foreign currency did not have a significant impact on EPS in the first half of fiscal 2013.

First Half 2013 Global Results

	Six Months Ended			% Change Adjusted for
(in millions except percentages)	June 29, 2013	June 30, 2012	% Change	Constant Currency
Revenues	$952.1	$988.3	(3.7)%	(3.5)%

Operating Income	$257.1	$256.3	0.3%	0.6%

Total Paid Weeks	111.2	111.9	(0.6)%	N/A
Meeting Paid Weeks	48.5	53.4	(9.3)%	N/A
Online Paid Weeks	62.7	58.5	7.3%	N/A
Attendance	24.9	29.7	(16.1)%	N/A

Note: Totals may not sum due to rounding.

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.

First half 2013 revenues decreased 3.5% on a constant currency basis versus the prior year period. This decrease resulted from lower revenues in the meetings business as it experienced weaker volumes globally, most notably in North America and the UK. This decline in meetings business revenues was partially offset by revenue growth in the WeightWatchers.com business.

First half 2013 total paid weeks were down 0.6% as compared to the prior year period. Online paid weeks increased 7.3% versus the prior year period, while meeting paid weeks declined 9.3% versus the prior year period.

First half 2013 operating income increased 0.6% on a constant currency basis versus the prior year period. The increase in operating income was driven by lower marketing expense, primarily in the United States from the elimination of inefficient digital advertising and the lack of a men’s campaign in the first half 2013.

Full Year Fiscal 2013 Earnings Guidance

The Company has revised its full year 2013 earnings guidance to a range of between $3.55 and $3.70 per fully diluted share as compared to its previously provided range of between $3.60 and $3.90 per fully diluted share. This revised earnings guidance range excludes the one-time, second quarter charge of $0.24 per fully diluted share related to the early extinguishment of debt associated with the Company’s recent debt refinancing.

Second Quarter 2013 Conference Call

The Company has scheduled a conference call today at 5:00 p.m. ET. During the conference call, Jim Chambers, President and Chief Executive Officer of the Company, and Nick Hotchkin, Chief Financial Officer of the Company, will discuss second quarter 2013 results and answer questions from the investment community. Live audio of the conference call will be simultaneously webcast over the Internet on the Company’s corporate website, www.weightwatchersinternational.com. A replay of the webcast will be available on this site for approximately 90 days.

Statement regarding Non-GAAP Financial Measures

The following provides information regarding non-GAAP financial measures used in this earnings release:

To supplement the Company’s consolidated results presented in accordance with accounting principles generally accepted in the United States (GAAP), the Company has disclosed non-GAAP financial measures of operating results that exclude or adjust certain items. Earnings before interest, taxes, depreciation, amortization and stock-based compensation (EBITDAS) is presented in the attachments to this release. Net income and earnings per fully diluted share with respect to the second quarter and first half of fiscal 2013 are discussed in this release both as reported (on a GAAP basis) and as adjusted (on a non-GAAP basis) to exclude the impact from the early extinguishment of debt charge associated with the Company’s previously reported debt refinancing. In addition, the Company presents certain of its financial results on a constant currency basis in addition to GAAP results. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. In this release and any attachments, the Company calculates constant currency by calculating current-year results using prior-year foreign currency exchange rates.

Management believes these non-GAAP financial measures provide useful supplemental information for its and investors’ evaluation of the Company’s business performance and are useful for period-over-period comparisons of the performance of the Company’s business. While management believes that these financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly entitled measures reported by other companies. See “Reconciliation of Non-GAAP Financial Measures” attached to this release and reconciliations, if any, included elsewhere in this release for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures.

About Weight Watchers International, Inc.

Weight Watchers International, Inc. is the world’s leading provider of weight management services, operating globally through a network of Company-owned and franchise operations. Weight Watchers holds over 40,000 meetings each week where members receive group support and learn about healthy eating patterns, behavior modification and physical activity. WeightWatchers.com provides innovative, subscription weight management products over the Internet and is the leading Internet-based provider of these products in the world. In addition, Weight Watchers offers a wide range of products, publications and programs for those interested in weight loss and weight control.

This news release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, earnings guidance and any statements about the Company’s plans, strategies and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” and similar expressions in this news release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: competition from other weight management industry participants or the development of more effective or more favorably perceived weight management methods; the Company’s ability to continue to develop innovative new services and products and enhance its existing services and products, or the failure of its services and products to continue to appeal to the market; the effectiveness of the Company’s marketing and advertising programs; the impact on the Weight Watchers brand of actions taken by the Company’s franchisees, licensees and suppliers; risks and uncertainties associated with the Company’s international operations, including economic, political and social risks and foreign currency risks; the Company’s ability to successfully make acquisitions or enter into joint ventures, including its ability to successfully integrate, operate or realize the projected benefits of such businesses; uncertainties related to a downturn in general economic conditions or consumer confidence; the seasonal nature of the Company’s business; the impact of events that discourage or impede people from gathering with others or accessing resources; the Company’s ability to enforce its intellectual property rights both domestically and internationally, as well as the impact of its involvement in any claims related to intellectual property rights; uncertainties regarding the satisfactory operation of the Company’s information technology or systems; the impact of security breaches or privacy concerns; the impact of disputes with the Company’s franchise operators; the impact of existing and future laws and regulations; the impact of the Company’s debt service obligations and restrictive debt covenants; the possibility that the interests of the Company’s majority owner will conflict with the other holders of the Company’s common stock; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov, at various SEC reference facilities in the United States and via the Company’s website at www.weightwatchersinternational.com).

# # #

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN MILLIONS)

UNAUDITED

	June 29, 2013	December 29, 2012

ASSETS
Current assets	$252.4	$218.0
Property and equipment, net	87.9	71.8
Goodwill, franchise rights and other intangible assets, net	921.8	898.9
Deferred financing costs, other	48.7	29.9

TOTAL ASSETS	$1,310.8	$1,218.6

LIABILITIES AND TOTAL DEFICIT
Current liabilities	$337.1	$447.9
Long-term debt	2,376.0	2,291.7
Deferred income taxes, other	158.8	144.5

TOTAL LIABILITIES	2,871.9	2,884.1

Shareholders’ deficit	(1,561.1)	(1,665.5)

TOTAL LIABILITIES AND TOTAL DEFICIT	$1,310.8	$1,218.6

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Three Months Ended
	June 29,	June 30,
	2013	2012
Meeting fees, net	$231.2	$248.5
Product sales and other, net	89.5	100.7
Internet revenues	144.5	135.6

Revenues, net	465.1	484.8

Cost of meetings, products and other	168.8	175.0
Cost of Internet revenues	18.1	16.3

Cost of revenues	186.9	191.2

Gross profit	278.2	293.5
Marketing expenses	65.6	83.8
Selling, general and administrative expenses	58.7	56.2

Operating income	154.0	153.5
Interest expense	26.9	23.8
Other (income) expense, net	(0.1)	3.8
Early extinguishment of debt	21.7	—

Income before income taxes	105.6	126.0
Provision for income taxes	40.7	48.5

Net income	$64.9	$77.5

Earnings Per Share
Basic	$1.16	$1.37

Diluted	$1.15	$1.36

Weighted average common shares outstanding:
Basic	56.0	56.5

Diluted	56.3	57.1

Dividends declared per common share	$0.18	$0.18

Note: Totals may not sum due to rounding.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Six Months Ended
	June 29, 2013	June 30, 2012
Meeting fees, net	$467.2	$501.0
Product sales and other, net	199.6	224.7
Internet revenues	285.3	262.5

Revenues, net	952.1	988.3

Cost of meetings, products and other	356.8	374.4
Cost of Internet revenues	36.8	32.0

Cost of revenues	393.7	406.4

Gross profit	558.4	581.9
Marketing expenses	184.5	214.1
Selling, general and administrative expenses	116.8	111.5

Operating income	257.1	256.3
Interest expense	49.4	36.9
Other expense, net	1.2	3.3
Early extinguishment of debt	21.7	1.3

Income before income taxes	184.9	214.7
Provision for income taxes	71.2	82.7

Net income	$113.7	$132.1

Earnings Per Share
Basic	$2.03	$2.03

Diluted	$2.02	$2.01

Weighted average common shares outstanding:
Basic	55.9	64.9

Diluted	56.3	65.7

Dividends declared per common share	$0.18	$0.18

Note: Totals may not sum due to rounding.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

UNAUDITED

	Three Months Ended
	June 29,	June 30,
	2013	2012
Total Revenues (in $ millions)
Meeting Fees	231.2	248.5
In-Meeting Product Sales	57.3	64.5
Internet Revenues	144.5	135.6
All Other	32.1	36.1

Total Revenues	465.1	484.8

North America (in $ millions)
Meeting Fees	161.1	173.3
In-Meeting Product Sales	32.5	35.7

Total	193.6	209.0

International (in $ millions)
Meeting Fees	70.1	75.2
In-Meeting Product Sales	24.8	28.9

Total	94.9	104.0

Paid Weeks (in millions) (1)
North America Meeting Paid Weeks	16.1	17.9
UK Meeting Paid Weeks	3.7	4.6
CE Meeting Paid Weeks	3.6	3.7
Other Meeting Paid Weeks	0.7	0.8

Sub-total Meeting Paid Weeks	24.2	27.0
Online Paid Weeks	31.8	30.4

Total Paid Weeks	56.0	57.4

Attendance (in millions)
North America	7.5	8.8
UK	2.1	2.7
CE	1.9	2.0
Other	0.4	0.4

Total Attendance	11.9	13.9

WeightWatchers.com (in thousands)
End of Period Active Online Subscribers	2,292.1	2,259.6

Note: Totals may not sum due to rounding.

(1)	The Paid Week metric reports total paid weeks by Weight Watchers customers in Company-owned operations for a given period. For meetings, Paid Weeks is the sum of total paid commitment plan weeks and total pay-as-you-go weeks for a given period. For Online, Paid Weeks is the total paid Weight Watchers Online subscriber weeks for a given period.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

UNAUDITED

	Six Months Ended
	June 29, 2013	June 30, 2012
Total Revenues (in $ millions)
Meeting Fees	467.2	501.0
In-Meeting Product Sales	131.5	151.7
Internet Revenues	285.3	262.5
All Other	68.1	73.1

Total Revenues	952.1	988.3

North America (in $ millions)
Meeting Fees	327.1	348.5
In-Meeting Product Sales	75.2	85.9

Total	402.3	434.4

International (in $ millions)
Meeting Fees	140.1	152.5
In-Meeting Product Sales	56.3	65.7

Total	196.4	218.3

Paid Weeks (in millions) (1)
North America Meeting Paid Weeks	32.3	35.2
UK Meeting Paid Weeks	7.6	9.3
CE Meeting Paid Weeks	7.2	7.3
Other Meeting Paid Weeks	1.4	1.6

Sub-total Meeting Paid Weeks	48.5	53.4
Online Paid Weeks	62.7	58.5

Total Paid Weeks	111.2	111.9

Attendance (in millions)
North America	15.7	18.6
UK	4.4	5.7
CE	4.0	4.4
Other	0.7	1.0

Total Attendance	24.9	29.7

WeightWatchers.com (in thousands)
End of Period Active Online Subscribers	2,292.1	2,259.6

Note: Totals may not sum due to rounding.

(1)	The Paid Week metric reports total paid weeks by Weight Watchers customers in Company-owned operations for a given period. For meetings, Paid Weeks is the sum of total paid commitment plan weeks and total pay-as-you-go weeks for a given period. For Online, Paid Weeks is the total paid Weight Watchers Online subscriber weeks for a given period.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN MILLIONS, EXCEPT PERCENTAGES)

UNAUDITED

					Q2 2013 Variance
						2013 Constant Currency vs 2012
	Q2 2013			Q2 2012	2013 vs 2012
	GAAP	Currency Adjustment	Constant Currency	GAAP
Selected Financial Data
Consolidated Company Revenues	$465.1	$0.6	$465.7	$484.8	-4.0%	-3.9%
Consolidated Meeting Fees (1)	$231.2	$0.3	$231.4	$248.5	-7.0%	-6.9%
Consolidated In-Meeting Product Sales (2)	$57.3	$0.1	$57.5	$64.5	-11.2%	-11.0%

NACO
Meeting Fees (1)	$161.1	$0.2	$161.3	$173.3	-7.1%	-7.0%
In-Meeting Product Sales (2)	$32.5	$0.0	$32.5	$35.7	-8.9%	-8.8%
Meeting Revenues (3)	$193.6	$0.2	$193.8	$209.0	-7.4%	-7.3%
Total Revenues-Meetings Business (4)	$208.3	$0.2	$208.6	$225.3	-7.5%	-7.4%

International
Meeting Fees (1)	$70.1	$0.1	$70.1	$75.2	-6.8%	-6.7%
In-Meeting Product Sales (2)	$24.8	$0.1	$24.9	$28.9	-14.0%	-13.6%
Meeting Revenues (3)	$94.9	$0.2	$95.1	$104.0	-8.8%	-8.6%
Total Revenues-Meetings Business (4)	$106.4	$0.3	$106.7	$116.8	-8.9%	-8.6%

UK
Meeting Fees (1)	$23.1	$0.7	$23.8	$27.0	-14.5%	-11.8%
In-Meeting Product Sales (2)	$9.4	$0.3	$9.7	$12.9	-27.0%	-24.8%
Meeting Revenues (3)	$32.5	$1.0	$33.5	$39.9	-18.5%	-16.0%
Total Revenues-Meetings Business (4)	$36.5	$1.1	$37.6	$45.0	-18.9%	-16.4%

CE
Meeting Fees (1)	$37.9	$(0.7)	$37.2	$37.5	1.0%	-0.8%
In-Meeting Product Sales (2)	$13.2	$(0.2)	$13.0	$13.1	0.5%	-1.1%
Meeting Revenues (3)	$51.0	$(0.9)	$50.2	$50.6	0.9%	-0.9%
Total Revenues-Meetings Business (4)	$56.1	$(0.9)	$55.1	$56.0	0.1%	-1.6%

Internet Revenues (5)	$144.5	$(0.0)	$144.5	$135.6	6.6%	6.6%

Other Revenues (6)	$32.1	$0.2	$32.3	$36.1	-11.0%	-10.5%

Gross Profit	$278.2	$0.3	$278.5	$293.5	-5.2%	-5.1%
Gross Margin	59.8%		59.8%	60.6%

Marketing Expenses	$65.6	$0.2	$65.8	$83.8	-21.7%	-21.5%

Selling, General and Administrative Expenses	$58.7	$0.0	$58.8	$56.2	4.4%	4.5%

Operating Income	$154.0	$(0.0)	$153.9	$153.5	0.3%	0.3%
Operating Income Margin	33.1%		33.1%	31.7%

Net Income	$64.9	$(0.0)	$64.9	$77.5	-16.2%	-16.2%

Note: Totals may not sum due to rounding.

(1)	“Meeting Fees” are fees that members pay to attend weekly meetings.
(2)	“In-Meeting Product Sales” are sales of products to members in meetings.
(3)	“Meeting Revenues” equal “Meeting Fees” plus “In-Meeting Product Sales”.
(4)	“Total Revenues-Meetings Business” equal “Meetings Revenues” plus revenues from licensing, payments from franchisees, magazine subscriptions, third-party advertising in publications and By Mail.
(5)	“Internet Revenues” are revenues from Internet subscription products and from the sale of third-party Internet advertising.
(6)	“Other Revenues” are revenues from licensing, payments from franchisees, magazine subscriptions, third-party advertising in publications and By Mail.

Note: Amount in the “Other Revenues” category represents the total of “Other Revenues” for the consolidated Company. Portions of this amount are also included in “Total Revenues-Meetings Business” for the geographies listed above, therefore the detailed revenues shown will not sum to “Consolidated Company Revenues”.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN MILLIONS, EXCEPT PERCENTAGES)

UNAUDITED

					First Half 2013 Variance
	First Half 2013			First Half 2012	2013 vs 2012	2013 Constant Currency vs 2012
	GAAP	Currency Adjustment	Constant Currency	GAAP
Selected Financial Data
Consolidated Company Revenues	$952.1	$1.2	$953.3	$988.3	-3.7%	-3.5%
Consolidated Meeting Fees (1)	$467.2	$0.7	$467.9	$501.0	-6.8%	-6.6%
Consolidated In-Meeting Product Sales (2)	$131.5	$0.2	$131.7	$151.7	-13.3%	-13.1%

NACO
Meeting Fees (1)	$327.1	$0.3	$327.4	$348.5	-6.1%	-6.1%
In-Meeting Product Sales (2)	$75.2	$0.1	$75.3	$85.9	-12.5%	-12.4%
Meeting Revenues (3)	$402.3	$0.4	$402.7	$434.4	-7.4%	-7.3%
Total Revenues-Meetings Business (4)	$431.4	$0.4	$431.7	$464.0	-7.0%	-7.0%

International
Meeting Fees (1)	$140.1	$0.4	$140.5	$152.5	-8.2%	-7.9%
In-Meeting Product Sales (2)	$56.3	$0.2	$56.5	$65.7	-14.3%	-14.1%
Meeting Revenues (3)	$196.4	$0.6	$196.9	$218.3	-10.0%	-9.8%
Total Revenues-Meetings Business (4)	$222.4	$0.7	$223.2	$245.6	-9.4%	-9.1%

UK
Meeting Fees (1)	$46.6	$1.1	$47.7	$55.6	-16.1%	-14.2%
In-Meeting Product Sales (2)	$21.4	$0.4	$21.8	$28.6	-25.1%	-23.7%
Meeting Revenues (3)	$68.1	$1.5	$69.5	$84.2	-19.1%	-17.4%
Total Revenues-Meetings Business (4)	$76.9	$1.6	$78.5	$94.5	-18.6%	-16.9%

CE
Meeting Fees (1)	$74.6	$(0.8)	$73.7	$74.2	0.5%	-0.6%
In-Meeting Product Sales (2)	$29.7	$(0.3)	$29.4	$30.4	-2.3%	-3.3%
Meeting Revenues (3)	$104.2	$(1.1)	$103.1	$104.6	-0.3%	-1.4%
Total Revenues-Meetings Business (4)	$116.1	$(1.2)	$114.9	$116.9	-0.7%	-1.7%

Internet Revenues (5)	$285.3	$0.0	$285.3	$262.5	8.7%	8.7%

Other Revenues (6)	$68.1	$0.3	$68.4	$73.1	-6.8%	-6.5%

Gross Profit	$558.4	$0.6	$559.0	$581.9	-4.0%	-3.9%
Gross Margin	58.7%		58.6%	58.9%

Marketing Expenses	$184.5	$(0.2)	$184.3	$214.1	-13.8%	-13.9%

Selling, General and Administrative Expenses	$116.8	$0.1	$116.9	$111.5	4.8%	4.9%

Operating Income	$257.1	$0.7	$257.8	$256.3	0.3%	0.6%
Operating Income Margin	27.0%		27.0%	25.9%

Net Income	$113.7	$0.4	$114.1	$132.1	-13.9%	-13.6%

Note: Totals may not sum due to rounding.

(1)	“Meeting Fees” are fees that members pay to attend weekly meetings.
(2)	“In-Meeting Product Sales” are sales of products to members in meetings.
(3)	“Meeting Revenues” equal “Meeting Fees” plus “In-Meeting Product Sales”.
(4)	“Total Revenues-Meetings Business” equal “Meetings Revenues” plus revenues from licensing, payments from franchisees, magazine subscriptions, third-party advertising in publications and By Mail.
(5)	“Internet Revenues” are revenues from Internet subscription products and from the sale of third-party Internet advertising.
(6)	“Other Revenues” are revenues from licensing, payments from franchisees, magazine subscriptions, third-party advertising in publications and By Mail.

Note: Amount in the “Other Revenues” category represents the total of “Other Revenues” for the consolidated Company. Portions of this amount are also included in “Total Revenues-Meetings Business” for the geographies listed above, therefore the detailed revenues shown will not sum to “Consolidated Company Revenues”.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN MILLIONS, EXCEPT RATIO)

UNAUDITED

	Q3 2012	Q4 2012	Q1 2013	Q2 2013	Trailing Twelve Months
Net Debt to EBITDAS

Net Income	$67.4	$58.0	$48.8	$64.9	$239.0
Interest	23.2	30.4	22.6	26.9	103.0
Taxes	42.2	34.7	30.5	40.7	148.0
Depreciation and Amortization	9.1	10.0	10.5	11.0	40.6
Stock-based Compensation	2.3	2.9	2.0	0.2	7.4

EBITDAS	$144.1	$136.0	$114.3	$143.7	$538.1

Total Debt					$2,400.0
Add: Letters of Credit					1.2
Less: Cash					120.0

Net Debt					$2,281.2

Net Debt to EBITDAS					4.2 X

Note: Totals may not sum due to rounding.